
<ARTICLE> 6

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<INVESTMENTS-AT-COST>                           107237
<INVESTMENTS-AT-VALUE>                          138852
<RECEIVABLES>                                     3640
<ASSETS-OTHER>                                      69
<OTHER-ITEMS-ASSETS>                             19309
<TOTAL-ASSETS>                                  161870
<PAYABLE-FOR-SECURITIES>                          1459
<SENIOR-LONG-TERM-DEBT>                              0
<OTHER-ITEMS-LIABILITIES>                        16944
<TOTAL-LIABILITIES>                              18403
<SENIOR-EQUITY>                                      0
<PAID-IN-CAPITAL-COMMON>                             0
<SHARES-COMMON-STOCK>                             5738
<SHARES-COMMON-PRIOR>                             4209
<ACCUMULATED-NII-CURRENT>                            0<F1>
<OVERDISTRIBUTION-NII>                               0
<ACCUMULATED-NET-GAINS>                              0
<OVERDISTRIBUTION-GAINS>                             0
<ACCUM-APPREC-OR-DEPREC>                         32477
<NET-ASSETS>                                    143467
<DIVIDEND-INCOME>                                   85
<INTEREST-INCOME>                                  655
<OTHER-INCOME>                                      19
<EXPENSES-NET>                                    1350
<NET-INVESTMENT-INCOME>                          (591)
<REALIZED-GAINS-CURRENT>                         42562
<APPREC-INCREASE-CURRENT>                        11461
<NET-CHANGE-FROM-OPS>                            53432
<EQUALIZATION>                                       0
<DISTRIBUTIONS-OF-INCOME>                            0
<DISTRIBUTIONS-OF-GAINS>                             0
<DISTRIBUTIONS-OTHER>                            22871<F2>
<NUMBER-OF-SHARES-SOLD>                            307
<NUMBER-OF-SHARES-REDEEMED>                        914
<SHARES-REINVESTED>                               2137<F3>
<NET-CHANGE-IN-ASSETS>                           38242
<ACCUMULATED-NII-PRIOR>                              0
<ACCUMULATED-GAINS-PRIOR>                            0
<OVERDISTRIB-NII-PRIOR>                              0
<OVERDIST-NET-GAINS-PRIOR>                           0
<GROSS-ADVISORY-FEES>                            10686
<INTEREST-EXPENSE>                                   0
<GROSS-EXPENSE>                                   1350
<AVERAGE-NET-ASSETS>                            134998
<PER-SHARE-NAV-BEGIN>                            25000
<PER-SHARE-NII>                                      0<F4>
<PER-SHARE-GAIN-APPREC>                              0<F4>
<PER-SHARE-DIVIDEND>                                 0<F4>
<PER-SHARE-DISTRIBUTIONS>                            0<F4>
<RETURNS-OF-CAPITAL>                                 0<F5>
<PER-SHARE-NAV-END>                              25000
<EXPENSE-RATIO>                                   1.00
<AVG-DEBT-OUTSTANDING>                               0
<AVG-DEBT-PER-SHARE>                                 0

<F1>This item is not applicable to financial statements of a
Partnership.
<F2>This amount represents repurchases of Units.
<F3>The Fund allocates additional units at the close of each fiscal period in order to maintain a $25,000 price per unit. This is the amounts shown here as reinvested.
<F4>These are not meaningful for the Partnership.
<F5>No amounts are shown here as they may be misleading.
The returns vary depending on when a partner invested.

